UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act 1934

Date of Report (Date of earliest event reported)

September 3, 2009

The Estée Lauder Companies Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

212-572-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 3, 2009, the Compensation Committee (the “Committee”) and Stock Plan Subcommittee (“Subcommittee”) of the Board of Directors of The Estée Lauder Companies Inc. (“we” or the “Company”) authorized the payment of bonuses under our Executive Annual Incentive Plan (“EAIP”) for the year ended June 30, 2009 (“fiscal 2009”). The Committee and Subcommittee also authorized the payment of discretionary bonuses to executive officers.

Our original fiscal 2009 plans were consistent with the long-term strategy that was created in the spring of 2008 and presented to the Board in July 2008. Our fiscal 2009 goals, upon which compensation targets were set, were announced in August 2008 prior to the dramatic events that took place in the financial and credit markets in September 2008. These events and the related recession significantly changed the assumptions on which the strategy and fiscal 2009 plan were built. In order to protect and promote the interests of the Company and its stockholders, the executive officers were forced to adjust their initial focus and priorities from the original fiscal 2009 plan. Among the many unplanned actions, they led an immediate belt-tightening initiative to more dramatically reduce costs and focused on additional initiatives to protect cash. They also built and began implementing the restructuring and resizing plans that were announced in February 2009 and led an acceleration of the cultural transformation outlined in the long-term strategy.

In fiscal 2009, we remained profitable, generated strong cash flow from operations, grew share in certain key markets and distribution channels and put in place a platform to achieve our long-term goals of sustainable growth and profitability. While we were unable to achieve our overall original net sales and profitability objectives, in recognition of the extraordinary challenges met by our executive officers and to keep them motivated and engaged as we start the first full year under our new long-term strategic plan, the Committee and Subcommittee authorized the payout of discretionary bonuses to them. For the continuing named executive officers and our current President and Chief Executive Officer, the payout is to be made half in cash and half in restricted stock units payable in shares of our Class A Common Stock (“RSUs”). The RSUs serve as a retention mechanism and a way to help build equity ownership and were valued using the closing price of the Class A Common Stock on the grant date without regard to the restrictions on vesting. For Daniel J. Brestle, who retired as of June 30, 2009, the payout is to be made in cash. Such payments, when added to the payouts under the EAIP, amounted to a reduction of between 27% and 61% from the prior fiscal year in annual bonuses for those executive officers who were at the Company for all of fiscal 2008.

The payouts of discretionary bonuses to the five named executive officers are as follows: William P. Lauder, Executive Chairman, $825,000 and RSUs for 24,495 shares; Daniel J. Brestle, former Vice Chairman and President, ELC North America, $787,500; John Demsey, Group President, $244,475 and RSUs for 7,259 shares; Cedric Prouvé,

Group President, International, $131,500 and RSUs for 3,904 shares; and Richard W. Kunes, Executive Vice President and Chief Financial Officer, $122,500 and RSUs for 3,637 shares. The discretionary bonus for Fabrizio Freda, President and Chief Executive Officer, is $687,500 and RSUs for 20,413 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTĒE LAUDER COMPANIES INC.

Date:	September 10, 2009	By:	/s/ Sara E. Moss

Sara E. Moss

Executive Vice President and

General Counsel

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